CONFIDENTIAL
AMENDMENT NO. 1 TO AQUISITION AGREEMENT
This amendment (“Amendment”) is entered into as of February 28, 2025 (the “Amendment Effective Date”) by and between Codexis, Inc., with offices at 200 Penobscot Dr., Redwood City, CA 94063 (“Seller” or “Codexis”) and Société des Produits Nestlé S.A., with offices at 55 Avenue Nestlé, 1800 Vevey, Switzerland (“Buyer” or “NHSc”).

WHEREAS, Seller and Buyer are parties to a certain Acquisition Agreement, dated as of December 26, 2023 (the “Lipase Agreement”), regarding the purchase of certain assets related to the Lipase Project Enzyme; and
WHEREAS, Under the Lipase Agreement, Seller granted Buyer an option to acquire certain assets related to the A&P Enzymes and the right to Develop and Commercialize the A&P Enzymes upon the payment of an agreed upon purchase price; and
WHEREAS, the parties desire to modify the Lipase Agreement to extend the Option Period. NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this
Amendment, the parties agree as follows:

1.Definitions. Unless otherwise specified herein, the capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Lipase Agreement.
2.Amendment. Buyer and Seller agree that the Lipase Agreement shall be amended in the following manner: The definition of “Option Period” in Exhibit A to the Lipase Agreement is deleted and replaced in its entirety with the following: “Option Period” means the period starting on the Closing Date and ending on the earlier of: (a) May 16, 2025; or (b) termination of this Agreement.”

3.Ratification; Conflict. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Lipase Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Lipase Agreement, the terms of this Amendment shall control.

4.Counterparts. This Amendment may be signed in one (1) or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

5.Governing Law. This Amendment (and any claims or disputes arising out of or relating hereto or to the transaction contemplated hereby or to the inducement of any party to enter herein or therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by, enforced, and shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions. The parties hereby disclaim the application of the United Nations Convention on the International Sale of Goods to this Amendment.

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CONFIDENTIAL

IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment as of the dates identified below, but the Amendment shall become effective on the Amendment Effective Date.

CODEXIS, INC.    SOCIÉTÉ DES PRODUITS NESTLÉ S.A.

By: /s/ Kevin Norrett        By: /s/ Claudio Kuoni
Name: Kevin Norrett
Title: Chief Operating Officer

By:    /s/ Georgia Erbez     Name: Georgia Erbez
Title: Chief Financial Officer

Name: Claudio Kuoni
Title: General Counsel Nestlé Health Science